UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 29, 2016 (March 29, 2016)

CLARCOR Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code:	615-771-3100

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on March 29, 2016.  A total of 45,853,856 shares of Common Stock, representing approximately 94% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:   All of the nominees for director were elected to serve a three-year term until the 2019 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Robert J. Burgstahler	42,005,089	1,432,977	2,415,791
Christopher L. Conway	41,548,791	1,889,275	2,415,791
Paul Donovan	32,616,676	10,821,389	2,415,791
Thomas W. Giacomini	42,757,922	680,143	2,415,791

Proposal 2:   The Company's shareholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
42,360,960	874,610	202,495	2,415,791

Proposal 3:   The Company's shareholders approved a shareholder proposal regarding environmental sustainability reporting by the votes set forth in the table below:

For	Against	Abstain	Uncast	Broker Non-Votes
23,676,553	15,298,848	4,462,664	—	2,415,791

  Proposal 4:

The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal year 2016 was ratified by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain
45,413,757	422,469	17,630

Item 8.01. Other Events

At its meeting held on March 29, 2016, the Company's Board of Directors declared that the Company will pay a regularly quarterly dividend of $0.22 per share on Friday, April 22, 2016 to shareholders of record on April 14, 2016. The Company's Board of Directors also appointed director Thomas W. Giacomini to its Audit Committee and its Director Affairs/Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By /s/Richard M. Wolfson
Richard M. Wolfson
Vice President - General Counsel and Corporate Secretary

Date: March 29, 2016

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